CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Amendment No. 5 to the Registration Statement on Form S-1 (Registration No. 333-145901), of our report dated November 27, 2007 relating to the financial statements of China Resources Ltd., and to the reference to our Firm under the caption “Experts” in the Prospectus.

Roseland, New Jersey
February 1, 2008